EXHIBIT 99.1

Adaptive Medias Announces $1.25 Million Private Placement

IRVINE, Calif., Sept. 14, 2015 (GLOBE NEWSWIRE) -- Content syndication and monetization company, Adaptive Medias, Inc. (OTCQB:ADTM), a leader in programmatic advertising across mobile, video and online display, today announced that it has entered into a securities purchase agreement with certain institutional investors for a private placement of the Company's convertible stock and warrants, resulting in proceeds to Adaptive Medias of approximately $1.25 million, before deducting placement agent fees. The Company expects to use the net proceeds from the private placement to ramp-up its sales and marketing team for its Media Graph ad tech platform and for general working capital purposes.

"This transaction represents a significant vote of confidence in Adaptive Medias, our management team and the ongoing successful transition of our business model," said John B. Strong, Interim Chief Executive Officer. "This capital raise will enable us to allocate capital to businesses with the strongest economic value, in particular our higher margin Media Graph ad tech platform business, which will take us one step closer towards achieving profitability. With a stronger capital structure, significantly reduced operating expenses, and increasing demand for our proprietary Media Graph ad tech platform, we believe Adaptive Medias is well-positioned to deliver strong revenue, earnings and cash flow growth in the quarters and years to come," concluded Mr. Strong.

Carter, Terry & Company served as the exclusive placement agent for the transaction.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Medias, Inc. (OTCQB:ADTM) is a leading provider of mobile video delivery and monetization solutions for publishers, content producers and advertisers. The company's comprehensive mobile video technology platform, Media Graph, facilitates the delivery of integrated, engaging video content and impactful ad units across all screens and devices. Adaptive Medias is one of the first companies to offer clients a digital video player built specifically for the mobile world. For more information, please visit www.adaptivem.com. Follow the Company on Twitter @adaptive_m.

SAFE HARBOR STATEMENT

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

CONTACT: Investor Contact:
         Max Pashman
         mpashman@irpartnersinc.com
         Phone: 818-280-6800